UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2022

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SALISBURY BANCORP, INC.

(Exact name of registrant as specified in its charter)

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Connecticut (State of other jurisdiction of incorporation)	001-14854 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)
Registrant’s telephone number, including area code: (860) 435-9801
(Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value per share	SAL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5. Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 18, 2022, Nancy F. Humphreys retired as a director of Salisbury Bancorp, Inc. (the “Company”) and its subsidiary, Salisbury Bank and Trust Company (the “Bank”). Ms. Humphreys, age 80, has served on the Board of Directors of the Company and the Bank since 2001. Ms. Humphreys’ retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 18, 2022, the Board of Directors of the Bank, the wholly-owned bank subsidiary of the Company, approved a Change in Control Agreement (the “Agreement”) with Stephen Scott, Executive Vice President, Chief Operating Officer of the Bank.

Such Agreement will automatically renew for additional one-year terms, unless either party elects not to renew the Agreement by providing notice of non-renewal to the other party at least thirty (30) days prior to the renewal date. In the event the Company or the Bank at any time during the term of the Agreement effects a transaction which would be a Change in Control (as defined in the Agreement) then the Agreement shall be automatically extended for twelve (12) months following the date a Change in Control occurs.

Pursuant to the Agreement, Mr. Scott is eligible to receive benefits subject to certain conditions set forth in the Agreement in the event that Mr. Scott is involuntarily terminated on or after a Change in Control for reasons other than Cause (as defined in the Agreement) (or due to his death or disability), or is voluntarily terminated for Good Reason (as defined in the Agreement) on or after a Change in Control. Such Change in Control benefits include a lump sum cash payment equal to one (1) times Mr. Scott’s annual base salary in effect on his date of termination, or if greater, his average annual base salary rate for the twelve (12) months immediately prior to his termination date and one (1) times his highest annual cash bonus paid during or attributable to either of the prior two (2) calendar years. In addition, Mr. Scott would be entitled to the continuation of current Bank provided dental, medical and life insurance coverage and other benefits as set forth in the Agreement for one (1) year. In no event may any compensation payable under the Agreement constitute an “excess parachute payment” under Section 280G or violate Section 409A of the Internal Revenue Code.

Payment of Change in Control benefits under the Agreement are conditioned upon Mr. Scott’s covenant to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one (1) year following his termination of employment. Notwithstanding any provision in the Agreement, Mr. Scott will serve as an employee-at-will.

A copy of the Agreement is attached as Exhibit 10.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on Wednesday, May 18, 2022. On the record date of March 16, 2022, there were 2,876,047 shares issued, outstanding and eligible to vote, of which 2,331,452 shares, or 81.06%, were represented at the Annual Meeting either in person or by proxy.

The results of matters voted upon are presented below:

1.	One (1) director was elected by the shareholders to serve as director of Salisbury for a three-year term and one (1) director was elected by the shareholders to serve as director of Salisbury for a one-year term, who along with the six (6) directors whose terms do not expire at this meeting, will constitute the full Board of Directors of Salisbury:

	Term	Votes For	Votes Withheld	Broker Non-votes
David B. Farrell	1 year	1,735,972	17,715	577,765
Neila B. Radin	3 years	1,693,460	60,227	577,765

2.	The proposal to amend Salisbury Bancorp, Inc.’s Certificate of Incorporation to increase authorized common stock from 5,000,000 shares to 10,000,000 shares (referred to as the “Certificate of Amendment Proposal”).

Votes For	Votes Against	Abstentions
2,240,765	78,085	12,602

3.	The ratification of the appointment of Baker Newman & Noyes, P.A., LLC as the independent registered public accounting firm for Salisbury for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions
2,317,698	9,020	4,734

4.	The non-binding advisory vote on the compensation of the named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-votes
1,675,967	51,987	25,733	577,765

Item 8.01.	Other Events.

Salisbury’s shareholders, at its Annual Meeting held on May 18, 2022, approved an amendment to Salisbury’s Certificate of Incorporation to increase Salisbury’s authorized shares of Common Stock from 5,000,000 to 10,000,000 shares. Additionally, the Board announced that it has approved and declared a two-for-one forward split (the “Stock Split”) of the shares of Salisbury’s Common Stock in the form of a stock dividend to shareholders of record as of June 1, 2022 with an effective date / payment date of the stock dividend of June 30, 2022. As a result of the Stock Split, each shareholder of record on the record date will receive one additional share of common stock for each share held. Each shareholder’s percentage of ownership and proportional voting power will remain unchanged after the Stock Split.

A copy of the press release announcing the Stock Split is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)       Not Applicable.

(b)       Not Applicable.

(c)       Not Applicable.

(d)       Exhibits.

Exhibit Number	Description
10.1	Change in Control Agreement with Stephen Scott dated May 18, 2022.
99.1	Press Release, dated May 20, 2022, issued by Salisbury Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: May 20, 2022	By:	/s/ Richard J. Cantele, Jr. Richard J. Cantele, Jr. President and Chief Executive Officer